UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.700% Notes due 2022	FDX 22B	New York Stock Exchange
1.000% Notes due 2023	FDX 23A	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2020, FedEx Corporation (“FedEx” or the “Company”) announced that Alan B. Graf, Jr., Executive Vice President and Chief Financial Officer of the Company, will step down from his position as Chief Financial Officer, effective September 21, 2020, and will retire from the Company effective December 31, 2020. Mr. Graf will remain employed by the Company as Executive Vice President and Senior Advisor from September 22, 2020 until his retirement on December 31, 2020. There were no changes to Mr. Graf’s compensation made as a result of his change in role and retirement.

On March 9, 2020, the Company also announced the appointment of Michael C. Lenz as Executive Vice President and Chief Financial Officer-Elect of the Company, effective June 1, 2020, and Executive Vice President and Chief Financial Officer of the Company, effective September 22, 2020. Mr. Lenz, 56, is currently Corporate Vice President and Treasurer of the Company, a position he has held since February 16, 2012. Mr. Lenz was Staff Vice President-Strategic Finance of FedEx from 2010 to February 2012 and Vice President-Finance of FedEx Office and Print Services, Inc. from 2005 to 2010. Prior to joining FedEx, Lenz worked at American Airlines, Inc., where he held positions in several finance and commercial areas including investor relations, financial planning and analysis, international planning and fleet planning.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Lenz or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Lenz and any of the Company’s directors or executive officers. The appointment of Mr. Lenz was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of FedEx acting in his or her official capacity.

In connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer-Elect and Executive Vice President and Chief Financial Officer, Mr. Lenz will receive a promotional bonus of $100,000, payable in two installments (June 1, 2020 and June 1, 2021). His new annual base salary will be $625,000, effective June 1, 2020.

Mr. Lenz’s payout opportunities under the FY2019-FY2021 and FY2020-FY2022 long-term incentive plans (collectively, the “Existing LTI Plans”) will be prorated for fiscal year 2021 and fiscal year 2022 to reflect Mr. Lenz’s increased potential future payouts as a result of his new position. The following table sets forth Mr. Lenz’s potential threshold, target and maximum payouts under the Existing LTI Plans:

Performance Period	Potential Future Payouts
	Threshold ($)	Target ($)	Maximum ($)
FY2019-FY2021	$169,583	$678,333	$1,017,500
FY2020-FY2022	$256,667	$1,026,667	$1,540,000

Additional details regarding the Existing LTI Plans are described beginning on page 51 of the Company’s 2019 Proxy Statement filed with the Securities and Exchange Commission on August 13, 2019.

Mr. Lenz will be eligible to participate in the Company’s future annual incentive compensation plans and long-term incentive plans and receive stock options and restricted stock awards under the FedEx Corporation 2019 Omnibus Incentive Stock Plan at levels based on his new position.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated March 9, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: March 9, 2020	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President and General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated March 9, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

E-1